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                                                                    EXHIBIT 12.1

CONSOLIDATED FIXED CHARGE COMPUTATION FOR
SOLECTRON CORPORATION
($MILLIONS)

                                                                 Year Ended August 31
                                               ------------------------------------------------------------
                                                  1999       2000        2001          2002         2003
                                               --------    --------    --------    ----------    ----------
Losses:
  Net Income (loss)                            $  350.3    $  497.2    $ (123.5)   $ (3,110.2)   $ (3,462.0)
  Discontinued operations, net of tax              (1.3)      (44.0)       33.4          39.4         442.2
  Income tax expense (benefit)                    161.1       223.5       (35.9)       (449.0)        532.1
                                               --------    --------    --------    ----------    ----------
  Income (loss) from continuing operations
     before income tax expense (benefit)       $  510.1    $  676.7    $ (126.0)   $ (3,519.8)   $ (2,487.7)
  Add back: fixed charges                          63.3        99.3       199.4         272.4         236.2
                                               --------    --------    --------    ----------    ----------
  Earnings before fixed charges                   573.4       776.0        73.4      (3,247.4)     (2,251.5)
                                               ========    ========    ========    ==========    ==========
Fixed Charges:
  Interest portion of rental expense           $   25.0    $   27.7    $   24.6    $     33.6    $     29.1
  Interest expense                                 38.3        71.6       174.8         238.8         207.1
                                               --------    --------    --------    ----------    ----------
                                               $   63.3    $   99.3    $  199.4    $    272.4    $    236.2
                                               ========    ========    ========    ==========    ==========
Ratio of earnings to fixed charges                  9.1         7.8         0.4        --            --
                                               --------    --------    --------    ----------    ----------
Deficiency of earnings to fixed charges          --          --          (126.0)     (3,519.8)     (2,487.7)
                                               ========    ========    ========    ==========    ==========

                                                        Nine Months Ended
                                                              May 31
                                                     -----------------------
                                                        2003         2004
                                                     ----------    ---------
Losses:
   Net loss                                          $ (3,282.9)   $ (166.5)
   Discontinued operations, net of tax                    425.8       (40.8)
   Income tax expense                                     531.0         3.3
                                                     ----------    --------
   Loss from continuing operations before income
     tax expense                                     $ (2,326.1)   $ (204.0)
                                                     ----------    --------
   Add back: fixed charges                                173.0       141.0
                                                     ----------    --------
   Earnings before fixed charges                       (2,153.1)      (63.0)
                                                     ==========    ========
Fixed Charges:
   Interest portion of rental expense                $     12.6    $   10.9
   Interest expense                                       160.4       130.1
                                                     ----------    --------
                                                     $    173.0    $  141.0
                                                     ==========    ========
Ratio of earnings to fixed charges                       --          --
                                                     ----------    --------
Deficiency of earnings to fixed charges                (2,326.1)     (204.0)
                                                     ==========    ========